UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 31, 2008

GIGABEAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50985	20-0607757
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4021 Stirrup Creek Drive, Suite 400, Durham, NC		27703
(Address of principal executive offices)		(Zip Code)

(919) 206-4426

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Item 1.02

Termination of a Material Definitive Agreement.

Item 3.02

Unregistered Sales of Equity Securities.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Settlement Agreement and Release and Issuance of Equity Securities

On October 15, 2008, we entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Portside Growth and Opportunity Fund in order to settle disputes between us and Portside as alleged in a complaint Portside filed on August 3, 2007 related to a triggering event claimed by Portside in the agreements between us and Portside.  Pursuant to the terms of the Settlement Agreement, Portside agreed to surrender any and all shares it held of our Series B Convertible Preferred Stock and warrants to purchase shares of our common stock.  We agreed to issue Portside an aggregate of 1,304,578 shares of our restricted common stock and to pay Portside an aggregate of $99,000 to be paid in installments beginning October 24, 2008, with the final payment due February 27, 2009.  We may prepay all amounts due without penalty at any time.  We and Portside have agreed to mutually release the other party from all claims upon completion of these payments.

With respect to the issuance of our common stock described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the shares. The shares were sold to accredited investors. The shares were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us.

Resignation of our Chief Financial Officer and Termination of a Material Definitive Agreement

Effective August 31, 2008, Mark W. Hahn, has resigned as our Chief Financial Officer and Vice President of Finance and Administration.  Mr. Hahn’s previous employment agreement with us, dated January 31, 2008, was terminated as of the effective date of his resignation.  Pursuant to the terms of this terminated agreement with Mr. Hahn, he was to serve as our Chief Financial Officer and Vice President of Finance and Administration for a one year renewable term.  In exchange for serving in these capacities, we agreed to compensate Mr. Hahn with an annual base salary of $190,000 as well as customary benefits made available to all of our employees.  In addition, Mr. Hahn was eligible to receive an annual cash bonus equal to 5% of our adjusted net operating income. We also agreed to award Mr. Hahn a short-term option grant consisting of 1,000,000 unregistered nonqualified stock options, as well as a long-term option grant consisting of 1,000,000 unregistered nonqualified stock options, both under our 2008 Stock Option and Incentive Plan and both with an exercise price of $0.41 per share.  As of July 1, 2008, the short-term option was fully vested.  As of October 17, 2008, 416,667 of the option shares issuable pursuant to the long-term option were fully vested.  The remaining 583,333 shares will be canceled.

Both parties mutually agreed to modify the terms of the arrangement to allow Mr. Hahn to terminate the employment agreement prior to January 31, 2009. As such, Mr. Hahn shall have no right to receive compensation or other benefits under this employment agreement for any period after such termination on August 31, 2008.

We are currently seeking to replace Mr. Hahn, however in the interim, our Chief Executive  Officer, S. Jay Lawrence, will assume the role of Interim Chief Financial Officer and principal financial officer, effective August 31, 2008.  Mr. Lawrence will not receive any additional compensation for serving in this role.

Mr. Lawrence has been serving as our President since June 29, 2007 and our Chief Executive Officer and a director on our board since November 28, 2007.  On April 24, 2008, Mr. Lawrence was appointed to serve as our Chairman.  He has been employed by our Company since March 20, 2006, and has served as our Vice President of Sales and Marketing from October 2, 2006 to June 29, 2007 and our Chief Operating Officer from June 29, 2007 to November 28, 2007.  Mr. Lawrence has held other positions with our

Company including Vice President of National Sales and Vice President of Government Sales. Prior to joining us, Mr. Lawrence served as Executive Director for Loea Corporation from August 2002 to March 2006.  Prior to Loea, Mr. Lawrence was Executive Vice President of Mueller Electric from August 1999 to August 2002. Mr. Lawrence has also held senior positions at Clare Semiconductor from October 1996 to August 1999 and was involved with EXOS, a Boston-based start up that was sold to Microsoft.  He holds an Electrical Engineering degree from Boston University.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our annual report on Form 10-KSB and other reports we file with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01

Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1 10.2

Settlement Agreement and Release between the Company and Portside Growth and Opportunity Fund, dated October 15, 2008 (filed herewith).

Employment Agreement between the Company and Mark W. Hahn, dated January 31, 2008 (included as Exhibit 10.2 to the Form 8-K filed February 6, 2008 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GigaBeam Corporation
(Registrant)

Date	October 17, 2008

/s/ S. Jay Lawrence
(Signature)

Name: S. Jay Lawrence
Title: Chief Executive Officer